CONSENT OF PETROLEUM ENGINEERING CONSULTANT



     I hereby consent to the incorporation by reference into the registration statement on Form S-8 to be filed by FX Energy, Inc. (the "Company"), of my report as of December 31, 1995, respecting the estimated oil reserve information for the Montana and Nevada producing properties of the Company, and the discussion of such report as it is contained in the Company's annual report on form 10-KSB for its fiscal year ended December 31, 1995.




/s/LARRY D. KRAUSE


Billings, Montana
January 27, 1997